UNITED STATES
SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2007

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey	07606
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

(Former name or former address,  if changed since last report)   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Annual Bonus Plan

On November 1, 2007, the Board of Directors (the “Board”) of AEP Industries Inc. (the “Company”) approved the 2008 Management Incentive Plan (the “MIP”), which provides cash bonuses to eligible employees, including the Company’s named executive officers.  The bonus is subject to the achievement of an Adjusted EBITDA target, which may be adjusted under specified circumstances.  At the discretion of the Compensation Committee, the Adjusted EBITDA target for each eligible employee will be based on either the Adjusted EBITDA of the Company or a specified business unit; if the latter, the Adjusted EBITDA target will be determined by the CEO or CFO of the Company and the eligible employee based upon the applicable portion of the Company Adjusted EBITDA target.  Each eligible employee will receive a target bonus (set forth as a percentage of base salary), and the bonus actually paid is determined on a sliding scale according to the target bonus and, expressed as a percentage, the 2008 Adjusted EBITDA compared to the Adjusted EBITDA target.  For example, an employee will receive no bonus if the 2008 Adjusted EBITDA is less than 80% of the Adjusted EBITDA target, while an employee receives a bonus of 200% of the target bonus if the 2008 Adjusted EBITDA is 120% or more of the Adjusted EBITDA target.  All bonus awards are subject to the final approval by the CEO or CFO, with reductions (but not increases) of such bonuses in their sole discretion.  The foregoing description is qualified in its entirety by the MIP, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

On November 1, 2007, the Board approved the target bonuses for the named executive officers.  The approved target bonuses for the named executive officers are as follows, each of whom is subject to the Adjusted EBITDA target for the Company:

Name	Bonus Target (% of Base Salary)
J. Brendan Barba	80%
Chairman of the Board,
President and Chief Executive Officer

Paul M. Feeney	65%
Executive Vice President, Finance and
Chief Financial Officer

John J. Powers	50%
Executive Vice President, Sales and
Marketing

David J. Cron	50%
Executive Vice President, Manufacturing

Paul C. Vegliante	50%
Executive Vice President, Operations

On November 1, 2007, the Board also approved an amendment to the 2007 Management Incentive Plan providing for the exclusion of changes in the Company’s LIFO reserve during fiscal 2007 in the calculation of actual fiscal 2007 Adjusted EBITDA. The Company’s management incentive plans in fiscal 2008 and subsequent fiscal years will provide for such exclusion as well. In furtherance of this exclusion, the Board approved the allocation of the balance of the LIFO reserve at October 31, 2006 to be included equally over the next four fiscal years in determining actual Adjusted EBITDA under the Company’s management incentive plans beginning with fiscal 2007.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2007, the Board approved an amendment to the Company’s bylaws allowing for the issuance of uncertified shares of the Company’s common stock. The amendment is effective November 1, 2007. The amended bylaws in its entirety are attached hereto as Exhibit 10.2 and are hereby incorporated by reference.

Item 8.01               Other Events.

On November 1, 2007, the Board authorized a stock repurchase program under which the Company may purchase up to $5 million of its common stock.  Repurchases may be made in the open market, in privately negotiated transactions or by other means, from time to time, subject to market conditions, applicable legal requirements and other factors.  The program does not obligate the Company to acquire any particular amount of common stock and the program may be suspended at any time at the Company’s discretion.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	2008 Management Incentive Plan

10.2	Third Amended and Restated Bylaws of AEP Industries Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: November 6, 2007	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	2008 Management Incentive Plan

10.2	Third Amended and Restated Bylaws of AEP Industries Inc.